                                                                    Exhibit 12.1

                          ALCO CAPITAL RESOURCE, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (dollars in thousands)



                                             Six
                                            Months
                                            Ended           Fiscal Year Ended September 30
                                          March 31,   ------------------------------------------
                                             1994      1993     1992     1991     1990     1989
                                          ----------  -------  -------  -------  -------  ------
Earnings
- --------
  Income from continuing operations        $ 6,262  $ 9,336  $ 6,547  $ 4,902  $ 2,781  $2,316
Add:
  Provision for income taxes                 3,870    6,218    4,033    3,155    1,533   1,288
  Fixed charges                             12,264   22,807   20,146   14,186    8,025   4,082

                                           -------  -------  -------  -------  -------  ------
Earnings, as adjusted                 (A)  $22,396  $38,361  $30,726  $22,243  $12,339  $7,686
                                           =======  =======  =======  =======  =======  ======

Fixed charges
- -------------
  Other interest expense, including
  interest on capital leases               $12,207  $22,701  $20,068  $14,126  $ 8,003  $4,061

  Estimated interest component of rental
  expense                                       57      106       78       60       22      21


                                           -------  -------  -------  -------  -------  ------
  Total fixed charges                 (B)  $12,264  $22,807  $20,146  $14,186  $ 8,025  $4,082
                                           =======  =======  =======  =======  =======  ======

Ratio of earnings to fixed charges
- ----------------------------------
                       (A) divided by (B)      1.8      1.7      1.5      1.6      1.5     1.9
                                               ---      ---      ---      ---      ---     ---

                                                                  Exhibit 12.2

                 ALCO STANDARD CORPORATION AND SUBSIDIARIES
                     RATIO OF EARNINGS TO FIXED CHARGES
                           (dollars in thousands)

                                       Six Months
                                         Ended
                                        March 31,      Fiscal Year Ended September 30
                                                       ------------------------------
                                          1994      1993      1992      1991      1990      1989
                                          ----      ----      ----      ----      ----      ----
Earnings
- --------
 Income from continuing operations     $ 69,875   $  7,615   $104,217   $ 76,642   $ 64,300   $ 81,106

Add:
  Loss From unconsolidated affiliate      1,893      2,538
  Provision for income taxes             46,570     16,984     68,303     49,160     47,160     16,711
  Fixed charges                          46,490     86,615     70,168     68,748     66,361     51,412
                                       --------   --------   --------   --------   --------   --------
Earnings, as adjusted    (A)           $164,828   $113,752   $242,688   $194,550   $177,821   $149,229
                                       ========   ========   ========   ========   ========   ========

Fixed charges
- -------------
  Other interest expense, including
   interest on capital leases          $ 35,108   $ 63,851   $ 51,203   $ 53,173   $ 52,942   $ 40,062
  Estimated interest component of
   rental expense                        11,382     22,764     18,965     15,575     13,419     11,350
                                       --------   --------   --------   --------   --------   --------
Total fixed charges       (B)          $ 46,490   $ 86,615   $ 70,168   $ 68,748   $ 66,361   $ 51,412
                                       ========   ========   ========   ========   ========   ========

Ratio of earnings to fixed charges
           (A) divided by (B)               3.5        1.3        3.5        2.8        2.7        2.9
                                            ---        ---        ---        ---        ---        ---

                                                                  Exhibit 12.3

                 ALCO STANDARD CORPORATION AND SUBSIDIARIES
 RATIO OF EARNINGS TO FIXED CHARGES (EXCLUDING CAPTIVE FINANCE SUBSIDIARIES)
                           (dollars in thousands)

                                         Six Months
                                            Ended
                                          March 31,                  Fiscal Year Ended September 30
                                                     -------------------------------------------------------------
                                             1994        1993        1992        1991        1990        1989
                                             ----        ----        ----        ----        ----        ----
Earnings
- --------
  Income (loss) from continuing             $64,442     $11,025     $98,162     $73,051     $66,283     $83,330
    operations
Add:
  Loss From unconsolidated affiliate          1,893       2,538
  Provisions for income taxes                43,151      11,512      64,582      46,221      46,781      16,870
  Fixed charges                              33,454      62,535      50,595      52,961      55,189      44,274

                                           --------     -------    --------    --------    --------    --------
Earnings, as adjusted               (A)    $142,940     $87,610    $213,349    $172,223    $168,253    $144,474
                                           ========     =======    ========    ========    ========    ========

Fixed charges
- -------------
  Other interest expense, including
   interest on capital leases               $22,281     $40,189     $31,680     $37,426     $41,792     $32,949
  Estimated interest component of
   rental expense                            11,173      22,346      18,915      15,525      13,397      11,325

                                           --------     -------    --------    --------    --------    --------
  Total fixed charges               (B)     $33,454     $62,535     $50,595     $52,951     $55,189     $44,274
                                           ========     =======    ========    ========    ========    ========
Ratio of earnings to fixed charges
                     (A) divided by (B)         4.3         1.4         4.2         3.3         3.0         3.3
                                                ---         ---         ---         ---         ---         ---